Exhibit 23.3


         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 7, 1998 (except for Note 3 - "Reclassifications" as to which the date is March 3, 1999) with respect to the consolidated financial statements and Financial Statement Schedule for the year ended December 31, 1997 included in Post-effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-76683) of Formica Corporation dated May 19, 2000.

                                                    /s/  Ernst & Young LLP

White Plains, New York
May 18, 2000